UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2004

Date of Report (Date of Earliest Event Reported)

JohnsonDiversey, Inc.

Exact Name of Registrant as Specified in its Charter

Delaware

State of Incorporation

333-97427	39-1877511
Commission File Number	I.R.S. Employer Identification Number

8310 16th Street

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

Address of Principal Executive Offices and Telephone Number

JohnsonDiversey Holdings, Inc.

Exact Name of Registrant as Specified in its Charter

Delaware

State of Incorporation

333-108853	80-0010497
Commission File Number	I.R.S. Employer Identification Number

8310 16th Street

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

Address of Principal Executive Offices and Telephone Number

Item 5. Other Events.

On February 24, 2004, JohnsonDiversey, Inc. (the “Company”) amended its Credit Agreement, dated as of May 3, 2002, as amended by Amendment No. 1 dated as of August 6, 2003, among the Company, certain of its subsidiaries, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Bank One NA, ABN Amro Bank N.V., Royal Bank of Scotland plc, New York Branch, and General Electric Capital Corporation, as co-documentation agents for the lenders and issuers. Amendment No. 2, Consent and Waiver to Credit Agreement, dated as of February 24, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired:

Not applicable.

(b)	Pro Forma Financial Information:

Not applicable.

(c)	The following exhibit is filed as a part of this current report on Form 8-K:

Exhibit No.	Description
99.1	Amendment No. 2, Consent and Waiver to Credit Agreement, dated as of February 24, 2004, among JohnsonDiversey, Inc., JohnsonDiversey Canada, Inc., Johnson Diversey Holdings II B.V. and Johnson Professional Co., Ltd, as borrowers, JohnsonDiversey Holdings, Inc. and Citicorp USA, Inc., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JOHNSONDIVERSEY, INC.

By:	/s/ Michael J. Bailey
Name:	Michael J. Bailey
Title:	Executive Vice President and Chief Financial Officer

JOHNSONDIVERSEY HOLDINGS, INC.

By:	/s/ Michael J. Bailey
Name:	Michael J. Bailey
Title:	Vice President, Chief Financial Officer and Treasurer

Date: February 25, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment No. 2, Consent and Waiver to Credit Agreement, dated as of February 24, 2004, among JohnsonDiversey, Inc., JohnsonDiversey Canada, Inc., Johnson Diversey Holdings II B.V. and Johnson Professional Co., Ltd, as borrowers, JohnsonDiversey Holdings, Inc. and Citicorp USA, Inc., as administrative agent.